UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2024

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement

On March 27, 2024, Xilio Development, Inc. (“Xilio Development”), a wholly-owned subsidiary of Xilio Therapeutics, Inc. (the “Company”), entered into an exclusive license agreement (the “License Agreement”) with Gilead Sciences, Inc. (“Gilead”) and granted Gilead an exclusive global license to develop and commercialize the Company’s clinical-stage product candidate XTX301, a tumor-activated IL-12, and specified other molecules directed to IL-12.

Xilio Development will be responsible for conducting clinical development for XTX301 in the ongoing Phase 1 clinical trial through an initial planned Phase 2 dose expansion. Following the delivery by Xilio Development of a specified clinical data package for XTX301 related to the Phase 1 clinical trial and planned Phase 2 clinical trial, Gilead can elect to transition responsibilities for the development and commercialization of XTX301 to Gilead, subject to the terms of the Agreement and payment by Gilead of a $75.0 million transition fee.

Under the License Agreement, the Company will receive approximately $43.5 million in upfront payments, including a cash payment of $30.0 million and an initial equity investment by Gilead of approximately $13.5 million in the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $1.97 per share. The Company will be eligible to receive up to $604.0 million in additional contingent payments, which include (i) the proceeds from up to three additional private placements of Common Stock, (ii) the $75.0 million transition fee and (iii) specified development, regulatory and sales-based milestones. Prior to the potential transition fee, up to $29.0 million of the total contingent payments are related to the potential additional private placements of Common Stock and a near-term development milestone. In addition, the Company is eligible to receive tiered royalties ranging from high single digits to mid-teens on annual global net product sales.

Unless earlier terminated in accordance with its terms, the License Agreement will expire upon expiration of the last royalty term for the last licensed product. Gilead may terminate the License Agreement for convenience upon specified time periods. If Gilead elects not to transition responsibilities for development and commercialization of the licensed products and pay the transition fee, then the License Agreement will automatically terminate. Either party may terminate the License Agreement for the other party’s uncured material breach or insolvency. Subject to the terms of the License Agreement, effective upon termination of the License Agreement, the licenses to Gilead terminate and Xilio Development is entitled to continue to exploit the licensed products.

During the term of the License Agreement, Xilio Development and its affiliates have agreed not to directly or indirectly conduct specified development, manufacturing or commercialization activities with respect to any molecule that contains, comprises or incorporates IL-12, except for the performance of Xilio Development’s activities under and in accordance with the License Agreement.

The foregoing description of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2024.

Stock Purchase Agreement and Investor Rights Agreement with Gilead

In connection with the execution of the License Agreement, on March 27, 2024, the Company entered into a stock purchase agreement with Gilead (the “Stock Purchase Agreement”) pursuant to which the Company agreed to initially issue and sell 6,860,223 of its shares of Common Stock to Gilead in a private placement at a purchase price of $1.97 per share for an aggregate purchase price of approximately $13.5 million (the “Initial Gilead Private Placement”).

The Initial Gilead Private Placement is anticipated to close on March 28, 2024, subject to customary closing conditions. The Stock Purchase Agreement contains other customary terms and conditions, including mutual representations, warranties and covenants for each of the Company and Gilead.

In addition, through March 27, 2025, the Company may, at its election and subject to the terms and conditions of the Stock Purchase Agreement, cause Gilead to purchase up to approximately $11.5 million of additional shares of Common Stock (including, at Gilead’s sole election, prefunded warrants in lieu of shares of Common Stock) in up to three additional private placements (each, an “Additional Gilead Private Placement”) at a predetermined price per share specified therein, at all times subject to Gilead not being deemed the beneficial owner of greater than 19.9% of the Company’s Common Stock upon the closing of the applicable Additional Gilead Private Placement. If Gilead elects to purchase prefunded warrants, each prefunded warrant will have an exercise price of $0.0001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. Gilead may not exercise its prefunded warrants to the extent that it would beneficially own more than 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Any prefunded warrants that may be issued to Gilead in an Additional Gilead Private Placement will be in substantially the same form as the Prefunded Warrants issued to the Investors (each as defined under “Securities Purchase Agreement with the Investors” below).

Pursuant to the terms of an investor rights agreement (the “Investor Rights Agreement”) to be entered into between Gilead and the Company at the closing of the Initial Gilead Private Placement, Gilead will agree to certain transfer and standstill restrictions. In addition, Gilead will be entitled to certain registration rights with respect to the shares issued pursuant to the Stock Purchase Agreement following termination of the transfer restrictions. The Company and Gilead have each granted the other party customary indemnification rights in connection with the registration of the shares issued pursuant to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the Investor Rights Agreement are qualified in their entirety by reference to the complete text of the Stock Purchase Agreement and the Investor Rights Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2024. The foregoing description of the prefunded warrants is qualified in its entirety by reference to the complete text of the form of the prefunded warrant, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference into this Item 1.01.

Securities Purchase Agreement with the Investors

On March 28, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (each an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors in a private placement (the “Private Placement”) an aggregate of 1,953,125 shares (the “Investor Shares”) of Common Stock at a purchase price of $0.64 per share, and to certain Investors in lieu of shares of Common Stock, prefunded warrants (the “Prefunded Warrants”) to purchase up to an aggregate of 15,627,441 shares of Common Stock (the “Warrant Shares” and together with the Investor Shares and the Prefunded Warrants, the “Securities”), at a purchase price of $0.6399 per Prefunded Warrant.

The Private Placement is anticipated to close on April 2, 2024, subject to customary closing conditions. The Company anticipates receiving aggregate gross proceeds from the Private Placement of approximately $11.3 million, before deducting placement agent fees and expenses payable by the Company. The Company expects to use the proceeds from the Private Placement to fund working capital and other general corporate purposes.

Each Prefunded Warrant will have an exercise price of $0.0001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. The holders of Prefunded Warrants may not exercise such Prefunded Warrants to the extent that a holder, together such holder’s affiliates and any other persons whose beneficial ownership of common stock would or could be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Prefunded Warrants may increase or decrease such percentage, not to exceed 19.99%, by providing at least 61 days’ prior notice to the Company.

The foregoing descriptions of the Securities Purchase Agreement and the Prefunded Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement and the form of the Prefunded Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated by reference into this Item 1.01.

Registration Rights Agreement with the Investors

In addition, on March 28, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Investor Shares and the Warrant Shares (together, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has

agreed to file a registration statement covering the resale by the Investors of their Registrable Securities no later than 30 days following the closing of the Private Placement. The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of (1) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (2) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the Stock Purchase Agreement, the Investor Rights Agreement, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Stock Purchase Agreement, the Investor Rights Agreement, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2024, the Company announced in a press release that the Company estimates that it had cash and cash equivalents of approximately $44.7 million as of December 31, 2023.

The information contained in this Item 2.02 and in Item 8.01 below regarding the Company’s estimated cash balance as of December 31, 2023 is preliminary, unaudited, and is subject to the finalization of the Company’s full financial results for the fourth quarter and fiscal year ended December 31, 2023 and the completion of the Company’s financial statement closing procedures. This estimate also does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2023 and its results of operations for the fourth quarter and year ended December 31, 2023. Accordingly, undue reliance should not be placed on this preliminary estimate.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 27, 2024, the board of directors of the Company approved a strategic portfolio reprioritization and restructuring. As part of the strategic portfolio reprioritization and restructuring, the Company plans to:

●	focus on rapidly advancing clinical development for XTX301 and XTX101, a tumor-activated, Fc-enhanced anti-CTLA-4, and leveraging the Company’s promising research platform to advance differentiated bispecific and cell-engager molecules;
●	discontinue further investment in XTX202 as a monotherapy and explore strategic opportunities to continue to develop XTX202 in combination with other agents; and
●	undertake efforts to further reduce its expenses and streamline its operations, including a reduction in headcount of 15 employees, representing approximately 21% of the Company’s current workforce.

In connection with the workforce reduction, the Company expects to incur one-time costs of approximately $1.0 million, primarily related to cash expenditures for severance and benefits continuation. The Company estimates that the workforce reduction will be substantially completed in the first half of 2024. The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 3.02. Unregistered Sales of Equity Securities.

Sale of Shares to Gilead

The description of the issuance and sale of the shares of Common Stock pursuant to the Stock Purchase Agreement set forth under Item 1.01 above under the caption “Stock Purchase Agreement with Gilead” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act or any state securities laws. Based in part upon the representations of Gilead in the Stock Purchase Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

Sale of Shares to the Investors

The description of the issuance and sale of shares of Common Stock (including shares of Common Stock underlying the Prefunded Warrants) pursuant to the Securities Purchase Agreement set forth under Item 1.01 above under the caption “Securities Purchase Agreement with the Investors” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act or any state securities laws. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

Neither this Current Report on Form 8-K (this “Form 8-K”) nor any exhibit attached hereto is an offer to sell or a solicitation of an offer to purchase the Securities or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On March 28, 2024, the Company issued a press release regarding the transactions contemplated by the License Agreement and the Stock Purchase Agreement. In addition, on March 28, 2024, the Company issued a press release regarding the transactions contemplated by the Private Placement, the additional data from the Company’s Phase 2 clinical trial evaluating XTX202 in renal cell carcinoma and melanoma patients with advanced solid tumors, and its plans to reprioritize its resources, including the workforce reduction and plans to discontinue further investment in XTX202 as a monotherapy. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Form 8-K.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In the first quarter of 2024, the Company repaid all amounts outstanding under the loan and security agreement (as amended, the “Loan Agreement”) with Pacific Western Bank (“PacWest”), and PacWest released all security interests in the Company’s and its affiliates’ assets.

The Company estimates that, as of December 31, 2023, its cash and cash equivalents were $44.7 million. Based on its current operating plans, the Company anticipates that its cash and cash equivalents as of December 31, 2023, together with the upfront payment under the License Agreement, the proceeds from the Initial Gilead Private Placement, the anticipated net proceeds from the Private Placement and after giving effect to one-time costs and anticipated future cost savings associated with the strategic portfolio reprioritization and workforce reduction and the repayment of the outstanding loan balance under the Loan Agreement in the first quarter of 2024, will be sufficient to fund its operating expenses and capital expenditure requirements into the second quarter of 2025.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Stock Purchase Agreement and Initial Gilead Private Placement and the Securities Purchase Agreement and Private Placement, the timing and certainty of completion of the Initial Gilead Private Placement and the Private Placement and the transactions contemplated by the Securities Purchase Agreement and the Stock Purchase Agreement, and in each case, the filing of a registration statement to register the resale of the registrable securities being sold in connection therewith, the timing of and costs associated with the strategic portfolio reprioritization, the potential benefits of any of the Company’s current or future product candidates in treating patients as a monotherapy or combination therapy, the potential for the Company to leverage its research platform to develop bispecific or cell engager molecules, the Company’s anticipated cash and cash equivalents as of December 31, 2023 and the period in which the Company expects to have cash to fund its operations, and the Company’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The risks and uncertainties relating to the Company and the transactions include general market conditions, whether the conditions for the closing of the Gilead Private Placement and the Private Placement will be satisfied, and other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2022 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Any forward-looking statements contained in this Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Prefunded Warrant
10.1	Securities Purchase Agreement, dated March 28, 2024, among Xilio Therapeutics, Inc. and the persons party thereto
10.2	Registration Rights Agreement, dated March 28, 2024, among Xilio Therapeutics, Inc. and the persons party thereto
99.1	Press release issued by Xilio Therapeutics, Inc. on March 28, 2024
99.2	Press release issued by Xilio Therapeutics, Inc. on March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: March 28, 2024	By:	/s/ Chris Frankenfield
Chris Frankenfield
Chief Operating Officer